Registration Statement No. 333-

As filed with the Securities and Exchange Commission on May 13, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED STATES STEEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	25-1897152
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

600 GRANT STREET

PITTSBURGH, PA 15219-2800

(Address of Principal Executive Offices)

United States Steel Corporation 2005 Stock Incentive Plan, as amended and restated

(Full Title of Plan)

James D. Garraux

General Counsel & Senior Vice President Corporate Affairs

United States Steel Corporation

600 Grant Street, Pittsburgh, PA 15219-2800

(Name and Address of Agent for Service)

(412) 433-1121

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $1.00 per share	8,700,000	$52.13	$453,531,000	$32,337

(1)	Represents the additional shares reserved for issuance under the United States Steel Corporation 2005 Stock Incentive Plan, as amended and restated. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock that may become issuable as a result of stock dividends, stock splits or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices for common stock of United States Steel Corporation as reported on the New York Stock Exchange on May 7, 2010.

EXPLANATORY NOTE

This Registration Statement is being filed on Form S-8 by the registrant, United States Steel Corporation (the “Corporation”), for the purpose of registering 8,700,000 additional shares of common stock to be issued under the United States Steel Corporation 2005 Stock Incentive Plan, as amended and restated (the “Plan”). The contents of the previous Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2005 (File No. 333-125221) (the “Prior Registration Statement”) are hereby incorporated by reference into this Registration Statement and made a part hereof in accordance with General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

In addition to the Prior Registration Statement, the following documents have been filed by the Corporation with the Commission and are hereby incorporated by reference into this Registration Statement:

•	the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•

all other reports filed by the Corporation with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2009, excluding information furnished under Form 8-K, which is not deemed filed and, therefore, not incorporated herein by reference; and

•	the description of the Corporation’s common stock set forth in the Registration Statement on Form 8-A/A filed with the Commission on December 31, 2001.

All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement, or any document that is also incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers

Article V of the Amended and Restated By-Laws of the Corporation provides that the Corporation shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity. (The Corporation’s Amended and Restated By-Laws were filed as Exhibit 3.1 to its Form 8-K filed on November 26, 2008.)

Item 8.	Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit

4(a)	Restated Certificate of Incorporation of United States Steel Corporation dated September 30, 2003 (incorporated by reference to Exhibit 3.1 to the Corporation’s Form 10-Q for the quarter ended September 30, 2003 — Commission File No. 1-16811)

4(b)	Rights Agreement, dated as of December 31, 2001, by and between the Corporation and Mellon Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4 to the Corporation’s registration statement on Form 8-A/A, filed on December 31, 2001 — Commission File No. 1-16811)

4(c)	Amended and Restated By-Laws of United States Steel Corporation dated as of November 25, 2008 (incorporated by reference to Exhibit 3.1 to the Corporation’s Form 8-K filed on November 26, 2008 — Commission File No. 1-16811)

5	Opinion and Consent of Robert M. Stanton

10	2005 Stock Incentive Plan, as amended and restated (incorporated by reference to Appendix A to the Corporation’s Definitive Proxy Statement on Schedule 14A filed on March 12, 2010)

23(a)	Consent of PricewaterhouseCoopers LLP

23(b)	Consent of Robert M. Stanton, contained in the opinion of counsel filed as Exhibit 5 hereto

24	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania, on May 13, 2010.

UNITED STATES STEEL CORPORATION

By:	/S/ GREGORY A. ZOVKO
Gregory A. Zovko
Vice President & Controller

Pittsburgh, Pennsylvania

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 2010.

Signature	Title

*	Chairman Board of Directors, Chief Executive Officer, President and Director (Principal Executive Officer)
John P. Surma

/S/ GRETCHEN R. HAGGERTY	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Gretchen R. Haggerty

/S/ GREGORY A. ZOVKO	Vice President & Controller (Controller)
Gregory A. Zovko

*	Director
Dan O. Dinges

*	Director
John G. Drosdick

*	Director
Richard A. Gephardt

*	Director
Charles R. Lee

*	Director
Jeffrey M. Lipton

*	Director
Frank J. Lucchino

*	Director
Glenda G. McNeal

*	Director
Seth E. Schofield

*	Director
Graham B. Spanier

*	Director
David S. Sutherland

*	Director
Patricia A. Tracey

/S/ GREGORY A. ZOVKO
Gregory A. Zovko
Attorney in Fact for the individuals noted above with an asterisk